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                                                                     EXHIBIT 10j

                                 BELL ATLANTIC
                       1985 INCENTIVE STOCK OPTION PLAN

      Re-adopted by the Committee on January 24, 1994 and March 23, 1999 Re-approved by Shareholders of the Company on April 29, 1994 and May 19, 1999

        Restated as of June 1, 1999, to incorporate amendments adopted through May 31,1999


     Section 1. Purpose. The Bell Atlantic 1985 Incentive Stock Option Plan (the "Plan") is intended to provide key employees of Bell Atlantic Corporation (the "Company") and its subsidiaries an opportunity to acquire common stock of the Company. The Plan is expected to help the Company and its subsidiaries attract, retain, and motivate key employees to work for the success of the Company and its subsidiaries. With the exception of options granted under section 6 of the Plan, options granted under the Plan are intended to be incentive stock options as defined in section 422(b) of the Internal Revenue of 1986 (the "Code"). Options granted under section 6 of the Plan are intended to be nonqualified stock options.

     Section 2. Administration.

     (a) In General. The Plan shall be administered by the Human Resources Committee of the Company's Board of Directors (the "Committee") and the Plan Administrator (as hereafter defined). The Committee may delegate some or all of its administrative responsibility under the Plan to one or more persons.

     (b) Plan Administrator. The Executive Vice President - Human Resources of the Company shall have the authority and responsibility to act as "Plan Administrator" (as that term is used in this Plan), including, without limitation, the authority and responsibility, with the advice of counsel, to do the following: to distribute summary descriptions of the Plan; to enter into stock option Agreements (as hereafter defined) on behalf of the Company; to establish, modify and revoke, from time to time, terms, conditions and administrative rules applicable to options which are consistent with the terms and conditions established by the Committee pursuant to paragraph 2(c); to maintain records of options granted and outstanding; and to administer transactions in connection with the exercise of options by Optionees (as hereafter defined). The Plan Administrator, with the advice of counsel, shall have the authority to cause any outstanding incentive stock options to be recharacterized as nonqualified stock options if and when so required in order to comply with the requirements of applicable law. Moreover, the Plan Administrator, with the advice of counsel, shall have the right to respond to and decide any claims or appeals under the Plan and to interpret the Plan. In the event of any such appeal, the action of the Plan Administrator shall be final and binding.

     (c) Committee. The Committee shall determine the key employees of the Company and its subsidiaries to whom options may be granted under this Plan. The Committee shall also establish the time at which options shall be granted under the Plan, the number of shares for which these options shall be granted, the time at which these options may be exercised, the conditions under which these options may be exercised, and other terms and conditions it considers appropriate for these options.

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     (d) Agreements. Each stock option granted under the Plan will be evidenced by a stock option agreement between the Company and the individual to whom the option is granted ("Optionee") or by such other written documentation reciting the date and number of options granted and their respective terms and conditions as the Plan Administrator may distribute from time to time. Any such agreement or other documentation, as it may be amended by the Plan Administrator from time to time, is collectively referred to herein as an "Agreement".

     (e) Liability. No member of the Committee may be held accountable for any action taken under this Plan in good faith.

     Section 3. Eligibility.

     (a) In General. Options may be granted to key employees of either the Company, any affiliate in which the Company holds a direct or indirect ownership interest of 50 percent of more, or any company in which the Company holds an ownership interest of less than 50 percent but which, in the discretion of the Committee, is treated as a participating company in this Plan (collectively, such companies shall be referred to as "Subsidiaries"); provided, however, that only those employees who are employed by a Subsidiary which meets the definition of a "Subsidiary Corporation" (as defined in section 424(f) of the Code) shall be potentially eligible to receive a grant of "incentive stock options" (within the meaning of Section 422 of the Code) under this Plan.

     (b) Directors. Options may not be granted to any member of the board of directors of the Company or its Subsidiaries unless any such director is also a key employee of the Company or any of its Subsidiaries.

     (c) Ten-Percent Shareholders. Incentive stock options may not be granted under this Plan to shareholders of the Company or any of its Subsidiaries who own more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless the special requirements of paragraphs 5(a) and 5(c) relating to ten-percent shareholders are met.

     (d) No Options for Committee. Options may not be granted under this Plan to members of the Committee.

     Section 4. Stock.

     (a) Common Stock. Options may be granted under this Plan for shares of the $0.10 par value common stock of the Company (the "Stock"). In the discretion of the Treasurer of the Company, Stock distributed under this Plan may be authorized but unissued shares or treasury shares; it may also be outstanding shares acquired by the Company in the open market or elsewhere.

     (b) Aggregate Share Limitation. The aggregate number of shares of Stock (restated to take into account the stock splits of record on March 31, 1986, April 10, 1990 and June 29, 1998) which may be distributed upon the exercise of options under this Plan may not exceed 100 million shares, less the number of shares (restated to take account of such splits) distributed under the Bell Atlantic 1985 Performance Share Plan. The expiration or termination of an option will not reduce the number of shares which may be distributed under this Plan; but the exercise of a stock

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appreciation right and the cancellation of the related option shall reduce the number of shares which may be distributed under this Plan by the number of shares for which the canceled option was granted. For purposes of determining whether the aggregate share limitation of this paragraph has been exceeded, the total number of shares distributed under this Plan shall be reduced by the number of shares tendered by key employees in Stock-for-Stock Exercises (as defined in paragraph 5(d)) which occur after January 1, 1991.

     (c) Individual Option Grant Limitation. In the absence of a Plan amendment approved by the shareowners of the Company, the aggregate number of options to purchase a class of stock of the Company which may be granted under this Plan to any individual in any single calendar year shall be a number not greater than one-half of one percent of the number of shares of that class of stock which are issued and outstanding as of the first day of that calendar year.

     (d) Reorganization of the Company. The limitation on the aggregate number of shares that may be distributed or granted under this Plan may be adjusted in accordance with section 8 of the Plan (relating to recapitalizations, etc., of the Company).

     Section 5. Terms and Conditions of Incentive Stock Options. Each incentive stock option granted under the Plan will comply with the following conditions:

     (a) Option Price. The option price of an incentive stock option will not be less than the fair market value of the Stock at the time an option is granted. However, in the case of an Optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the option price will not be less than one-hundred-ten percent of the fair market value of the Stock at the time the option is granted. The fair market value of the Stock shall be the mean between the highest and lowest selling prices of the Stock on the day an option is granted, as reported by the New York Stock Exchange. However, if there are no sales on the day an option is granted, the fair market value of the Stock shall be a weighted average of the means between the highest and lowest selling prices of the Stock on the nearest day before and the nearest day after the day the option is granted, as reported by the New York Stock Exchange.

     (b) Dollar Limitation. The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which any such incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000. For purposes of the dollar limitation under this paragraph 5(b), all incentive stock options which are granted on or after January 1, 1987 by the Company or any of its Subsidiaries, and which first become exercisable in the applicable year, shall be treated as granted under this Plan and shall be subject to the aggregate fair market value limit under this paragraph 5(b) for such year.

     (c) Ten-Year Limitation. No incentive stock option may be exercised more than ten years after it is granted. However, in the case of an Optionee who owns more than ten percent of the combined voting power of all classes of stock of the Company or any of its Subsidiaries, no incentive stock option may be exercised more than five years after it is granted. Each Agreement must contain this ten-year (or five-year) limitation. However, the Committee may grant options which may only be exercised during a period of less than ten (or five) years. In the case of any options which may only be exercised during a period of less than ten (or five) years, each Agreement must contain this shorter limitation.

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     (d) Exercise of Options. The Committee will determine the time at which incentive stock options may be exercised and the conditions under which incentive stock options may be exercised. Any restrictions upon exercise of an option will be contained in the Agreement. Subject to these limitations, if any, options may be exercised in whole or in part. They may be exercised on any New York Stock Exchange trading day until they expire. However, no option may be exercised for fewer than 100 shares (or such other minimum number as may be established by the Plan Administrator) unless fewer than 100 shares (or such other number established by the Plan Administrator) are outstanding, and the option is exhausted upon its exercise. When an option is exercised, and before shares are transferred to an Optionee upon his or her exercise of the option, the option price must be paid in full. In the discretion of the Committee, the option price may be paid in cash, with Stock, or in any combination of cash and Stock. If the option price may be paid other than in cash, then the Agreement or other administrative guidelines will specify the acceptable methods of payment. If the option price may be paid in Stock (a "Stock-for-Stock Exercise"), the Optionee may tender Stock in accordance with rules established by the Plan Administrator. An Optionee will not have any of the rights of a shareholder by reason of an option until it is exercised. The Committee in its sole discretion may accelerate the time at which options may be exercised when it is in the best interests of the Company and its Subsidiaries to do so.

     (e) Seriatim Exercise. [No longer applicable; rescinded.]

     (f) Termination of Employment.

         (i) In the case of any stock options which are not yet exercisable, the remaining waiting period shall be waived, and a 90-day exercise period shall commence, on the day following the effective date of either (1) an Optionee's termination of employment under a company-initiated, voluntary or involuntary, force management or force reduction program or initiative, or (2) an Optionee's cessation of employment by Bell Atlantic or any Subsidiary as a direct consequence of the sale of the business unit or Subsidiary which then employs the Optionee; provided, however, that this paragraph will not apply to an Optionee whose employment is terminated for unsatisfactory performance, misconduct, or refusal to accept a reassignment that involves no relocation or downgrade. In case of a termination or cessation of employment as described in clause "(1)" or "(2)" of the prior sentence, any outstanding stock options which are exercisable on the date of such termination or cessation of employment shall remain exercisable until the earlier of (a) the 90th day following the date of such termination or cessation of employment, or (b) the tenth anniversary of the date of grant. For a separation from service occurring between August 15, 1997 and December 31, 1999, and which is of a type described in clause "(1)" or "(2)" of the first sentence of this paragraph, the period of five years shall be substituted for the 90-day period referred to in the prior two sentences, provided the Optionee executes and complies with a legal release provided by the Plan Administrator. Nothing in this paragraph is intended to cause the post-employment exercise period to be shorter than may be provided for under any other applicable sections of this Plan, such as those relating either to retirement, death or termination of employment due to disability. For an Optionee who retires (within the meaning of paragraph 5(g)), dies (as described in paragraph 5(h)), or separates from service on account of disability (within the meaning of paragraph 5(i)), the provisions of those respective paragraphs shall apply in lieu of the provisions of this paragraph.

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         (ii)  Except as provided in paragraphs 5(j), 5(f)(i), 5(g) (relating to retirement of an Optionee), 5(h) (relating to death of an Optionee), and 5(i) (relating to disability of an Optionee), no incentive stock option may be exercised by an Optionee after termination of the employment relationship between the Optionee and the Company, or between the Optionee and a Subsidiary, as the case may be. In the case of an Optionee who is transferred to the Company or to a Subsidiary, the termination of the employment relationship shall not be deemed to occur until the first date on which the Optionee is employed neither by the Company or a Subsidiary.

     (g) Retirement. Except as provided in paragraph 5(j) or this paragraph 5(g), in the case of an Optionee who either:

         (i) separates from service with a combination of age and years of service (as calculated for retirement-eligibility purposes) that equals or exceeds any of the following combinations:

     Age equal to or greater than:    Service equal to or greater than:
     -----------------------------    ---------------------------------
     Any age                          30 years
     50                               25 years
     55                               20 years
     60                               15 years
     65                               10 years, or

         (ii) at the time of termination of employment satisfies such age and service criteria for retirement as the Committee may have established, in its discretion, on a case-by-case basis at the time of granting options to said Optionee, incentive stock options which are exercisable on the day of retirement may be exercised during the remaining option term, but not more than five years after the day of retirement. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible exercise period following retirement which is shorter than the five-year period stated in the previous sentence.

     (h) Death. Except as provided in paragraph 5(j) or this paragraph 5(h), in the case of the death of an Optionee while employed by the Company or a Subsidiary, an incentive stock option may be exercised during the remaining option term, but not more than one year after the day of death, by the person entitled to exercise the option under the Optionee's will or under the laws of descent and distribution. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible exercise period following death which is shorter than the one-year period stated in the previous sentence.

     (i) Disability. Except as provided in paragraph 5(j) or this paragraph 5(i), in the case of an Optionee who separates from service due to disability, upon expiration of short term disability benefits (as disability is defined under the terms of the short term disability plan in which the Optionee participates), incentive stock options which are exercisable on the date of such separation for disability may be exercised during the remaining option term, but not more than five years after the date of such separation for disability, and options which are not exercisable on the date of such separation for disability may never be exercised. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible

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exercise period following termination for disability which is shorter than the five-year period stated in the previous sentence.

     (j) Waiver of Limitations; Acceleration of Options. Upon an Optionee's termination of employment, retirement, death, or disability, the Committee in its sole discretion may waive the limitations on exercise of an incentive stock option contained in paragraphs 5(f) through 5(i) when it is in the best interests of the Company and its Subsidiaries to do so. Upon an Optionee's termination of employment, retirement, death, or disability, the Committee may also waive any requirements of paragraphs 5(d) and 5(l) that an incentive stock option may not be exercised within a certain time of its grant when it is in the best interests of the Company and its Subsidiaries to do so. However, the Committee may not extend the period during which an incentive stock option could otherwise be exercised.

     (k) Transferability of Option. Except as provided in this paragraph 5(k), no incentive stock option will be transferable. Upon the death of an Optionee, an incentive stock option may be transferred as provided in paragraph 5(h) (relating to death of an Optionee). Moreover, an Optionee may designate the person or persons who may exercise and benefit from the option after the Optionee's death. During an Optionee's lifetime, an incentive stock option may only be exercised by the Optionee. Each Agreement will contain these restrictions on transferability.

     (l) No Exercise within One Year of Grant. Except as provided in this paragraph 5(l) or in paragraph 5(f)(i), 8(b) or 6(b) of this Plan, no option granted under the Plan may be exercised within one year of its grant. The Committee may, in its discretion, waive this limitation in the case of any or all options granted to any or all Optionees when it is in the best interests of the Company and its Subsidiaries to do so. The Committee may grant options with a period of more than one year from the date of grant to the date of exercise.

     Section 6. Terms and Conditions of Nonqualified Options.

     (a) General Provisions. Each nonqualified option granted under this Plan shall be subject to all the terms and conditions of this Plan with the exception of paragraph 5(b) (relating to the dollar limitation) and paragraph 5(c) (relating to the ten-year limitation); provided, further, that paragraphs 5(d) (relating to exercise of options) and 5(k) (relating to transferability) shall apply to nonqualified options except as modified by paragraph 6(d) below. No nonqualified stock option may be exercised more than ten years after it is granted, except in the case of an Optionee who separates from service due to disability as described in paragraph 5(i), in which case the nonqualified option shall remain exercisable for (i) five years after the date of separation from service for disability (without regard to the ten-year limitation), or (ii) such shorter time limit as the Committee may, in its discretion, prescribe at the time the option is granted. Each Agreement must contain these limitations on exercise.

     (b) Reload Options. Except as provided in paragraph 6(d)(ii), the Committee may provide for the automatic granting of nonqualified stock options ("reload options") to all or one or more classifications of key employees, as designated by the Committee, upon the exercise by any such designated key employees of options in transactions in which Stock is tendered to pay the option price. In such a case, the number of reload options which shall automatically be granted by the Company to a designated key employee shall be equal to the number of shares of Stock tendered by the designated key employee. The option price of each such reload option shall be equal to the fair market value of the Stock on the date on which the reload option is automatically

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granted, and such reload options shall expire on the same date as the options then being exercised would have expired in the absence of being exercised. Reload options shall be exercisable by the Optionee after the date on which they are granted, subsequent to any waiting period that the Plan Administrator with the advice of counsel determines is necessary or appropriate to conform with legal or accounting requirements. Except as provided in this paragraph 6(b) to the contrary, the terms and conditions applicable to reload options shall be the same as those that apply to other nonqualified options as described in paragraph 6(a).

     (c) Deferral Feature. The Committee may provide a deferral feature (as hereafter described) with respect to any nonqualified option granted to an Optionee who is a Senior Manager (as hereafter defined). If a nonqualified option has a deferral feature, the Optionee may elect, pursuant to procedures adopted by the Plan Administrator, to defer the delivery of the additional shares of Stock that otherwise would be issued to the Optionee upon a Stock for Stock Exercise of such option. Such deferral election must (i) be effected while the Optionee is a Senior Manager, (ii) be delivered to the Plan Administrator not later than six months before the expiration date of the option, (iii) state the date of grant and number of options subject to the deferral election, (iv) acknowledge that the deferral election is not revocable by the Optionee, (v) acknowledge that options subject to the election may thereafter be exercised solely through a Stock-for-Stock Exercise, (vi) designate whether dividends on the deferred shares will be deferred or distributed in cash, and (vii) otherwise comply with the applicable election procedures adopted by the Plan Administrator. A "Senior Manager" is any active employee of the Company or any of its Subsidiaries who is designated, or has previously been designated, as a Senior Manager (or an attorney with a compensation grade comparable to a Senior Management compensation band) according to the governance procedures approved by the Committee, and whose position has not subsequently been downgraded below the rank of Senior Manager.

     (d) Transfers to Immediate Family Members. The Committee shall have discretion to modify outstanding grants of nonqualified options, and to grant nonqualified options in the future, to permit any one or more categories of Optionees ("Eligible Optionees"), as may be specified by the Committee from time to time, to transfer outstanding nonqualified options by way of gift to one or more "Immediate Family Members." "Immediate Family Members" shall consist of the lawful civil law or common law spouse of the Eligible Optionee; the natural, adopted, or step children or grandchildren of the Eligible Optionee; a trust or trusts for the exclusive benefit of one or more of the foregoing; and any other person which the Plan Administrator determines should be treated as an Immediate Family Member. The transfer of nonqualified options to Immediate Family Members shall be subject to administrative guidelines adopted by the Plan Administrator, as well as the following specific terms and conditions.

         (i) No consideration may be paid for any transfer of a nonqualified option, the transferree may not exercise such an option by means of a Stock-for-Stock Exercise, and no reload options shall be granted as a result of the exercise of a transferred option.

         (ii) The transferee may not make a deferral election with respect to a transferred option, and an Eligible Optionee may not transfer an option which is, at the time of a proposed transfer, then subject to a deferral election.

         (iii) It shall not be permissible for an Eligible Optionee to designate joint transferrees for a nonqualified option, and it shall not be permissible for a transferee to further transfer any nonqualified option to any person except upon death of the transferee,

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     in which case the option may be transferred pursuant to a beneficiary designation under the Plan or by will or by the laws of descent and distribution.

         (iv) The Eligible Optionee shall remain liable for any applicable payroll taxes due upon the exercise of a transferred option.

     Section 7. Stock Appreciation Rights. Incentive stock options and nonqualified stock options granted under the Plan may, in the discretion of the Committee, be coupled with stock appreciation rights in the same number of shares of Stock for which the options are granted. Stock appreciation rights may be exercised at the same time, and under the same conditions, as the incentive stock options or nonqualified stock options to which they relate. Upon an Optionee's exercise of a stock appreciation right, the Optionee shall be entitled to a cash payment from the Company in an amount equal to the difference between the fair market value of one share of Stock on the day the stock appreciation right is exercised, as determined under section 5(a), and the option price of the related incentive stock option or nonqualified stock option, and the related incentive stock option or nonqualified stock option shall be canceled.

     Section 8. Recapitalization of Company.

     (a) Adjustments in Stock. In a transaction to which section 424(a) of the Code applies, the share and option limitations of sections 4(b) and 4(c) may be adjusted and the Stock subject to option under section 4(a) may be changed. The Committee will determine the adjustments to be made in the case of reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change affecting the Stock. Adjustments in the shares subject to option under the Plan may be in the aggregate number of shares subject to option under the Plan; the number of shares for which any Optionee has options; the option price of any options; and the type of stock subject to option under the Plan.

     (b) Acceleration of Options. In connection with a transaction to which section 424(a) of the Code applies, the Committee may waive any requirements of sections 5(d) and 5(l) that an incentive stock option may not be exercised within a certain time of its grant. The Committee may waive these requirements in the case of any or all Optionees. It may waive these requirements with respect to any or all options granted to an Optionee. The Committee may take this action either before or after the transaction to which section 424(a) of the Code applies. If this action is taken by the Committee before the transaction occurs, the action must be contingent upon the transaction occurring.

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     Section 9. Amendment and Termination. To the extent permitted by law, the
Committee or the Company's Board of Directors ("Board") may amend or suspend, and the Board may terminate, this Plan. The Plan Administrator may make administrative modifications to the Plan to comply with changes in applicable law or to ensure effective and consistent administration of the Plan; provided, however, that the Plan Administrator shall not amend the Plan in any manner which alters the amount of the benefit provided under the Plan. Unless an Optionee consents to an amendment, suspension, or termination of the Plan which is adopted by the Board, the Committee or the Plan Administrator, no amendment, suspension, or termination of the Plan will adversely affect the rights of an Optionee with respect to any option granted to the Optionee. Moreover, without approval of the owners of a majority of the shares of the Stock voting either in person or by proxy at a duly convened meeting of the Company's shareowners, no amendment to the Plan may (i) except as provided in section 8(a), increase the aggregate number of shares subject to option under section 4(b) of the Plan or the number of options which may be granted to an individual in a single calendar year under section 4(c) of the Plan; (ii) except as provided in section 8(a), decrease the option price at which options may be granted under section 5(a) of the Plan; (iii) extend the period during which any option may be exercised beyond the limits stated in Section 5(c); or (iv) extend the period during which options may be granted under section 10 of the Plan. The Executive Vice President - Human Resources of the Company, with the advice of counsel, has the authority to amend the Plan or modify the administration of the Plan to the extent required to ensure that transactions under the Plan are exempt to the maximum extent possible from the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934.

     Section 10. Effective Date. Pursuant to the re-adoption of this Plan by the Committee on March 23, 1999 and the re-approval of this Plan by the shareholders of the Company on May 19, 1999, the effective date of this Plan is March 23, 1999. No options may be granted under the Plan following the tenth anniversary of the effective date.

     Section 11. Miscellaneous Provisions.

     (a) No Right to Employment. No grant of an incentive stock option, nonqualified stock option, or stock appreciation right under this plan shall give an Optionee a right to continued employment by the Company or any Subsidiary or otherwise interfere with the Company's or any Subsidiary's right to discharge an Optionee, whether or not for cause.

     (b) Tax Withholding. When the Company has an obligation to withhold any federal, state, or local tax upon the exercise of an incentive stock option or a nonqualified stock option under the Plan, the Optionee may pay the Company the amount of the required withholding, in cash, at the time of exercising the option, in lieu of the Company withholding the amount through the sale of shares.

     (c) Governing Law. This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

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